As filed with the Securities and Exchange Commission on June 7, 2002
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTEGRATED TELECOM EXPRESS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	77-0403748
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 RACE STREET
SAN JOSE, CALIFORNIA 95126
(408) 792-0797
(Address, including zip code, and telephone number, including area code, of registrant’s Principal Executive Offices)

2001 NONSTATUTORY STOCK OPTION PLAN
(Full title of the plan)

JAMES REGEL
PRESIDENT AND CHIEF EXECUTIVE OFFICER
INTEGRATED TELECOM EXPRESS, INC.
400 RACE STREET
SAN JOSE, CALIFORNIA 95126
(408) 792-0797
(Name, address and telephone number, including area code, of agent for service)

COPIES TO:

CARMEN CHANG, ESQ.
WILSON SONSINI GOODRICH & ROSATI
PROFESSIONAL CORPORATION
650 PAGE MILL ROAD
PALO ALTO, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

2001 Nonstatutory Stock Option Plan Common Stock, $0.001 par value (currently outstanding options)	3,950,000 shares	$1.23(2)	$4,858,500	(2)	$446.98

2001 Nonstatutory Stock Option Plan Common Stock, $0.001 par value (options available for future grant)	550,000 shares	$1.64(3)	$902,000	(3)	$ 82.98

TOTAL	4,500,000 shares		$5,760,500		$529.97

(1)
This Registration Statement also covers any additional shares of the Registrant’s Common Stock that become issuable under the 2001 Nonstatutory Stock Option Plan described herein by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, based upon the weighted average exercise price per share of approximately $1.23 as to 3,950,000 shares of Common Stock subject to outstanding but unexercised options granted under the 2001 Nonstatutory Stock Option Plan.

(3)
Computed in accordance with Rule 457(h) under the Securities Act as to the remaining 550,000 shares of Common Stock authorized for issuance pursuant to the 2001 Nonstatutory Stock Option Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 5, 2002 because the price at which options to be granted in the future may be exercised is not currently determinable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates the following documents by reference in this registration statement:

(a)
The Registrant’s Annual Report on Form 10-K (File No. 000-31259) for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2002, as amended on Form 10-K/A (File No. 000-31259) as filed with the Commission on April 30, 2002, each pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	The Registrant’s Quarterly Report on Form 10-Q (File No. 000-31259) for the quarter ended March 31, 2002, as filed with the Commission on May 15, 2002.

(c)	The Registrant’s Current Report on Form 8-K (File No. 000-31259), dated April 19, 2002, as filed with the Commission on April 23, 2002.

(d)
The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 000-31259), as filed with the Commission on August 4, 2000 pursuant to Section 12 of the Exchange Act.

(e)
The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 000-31259), as filed with the Commission on April 17, 2001 pursuant to Section 12 of the Exchange Act.

(f)
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

The Registrant’s Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

The Registrant’s Bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

The Registrant has entered, or will enter into indemnification agreements with each of its directors and executive officers. These indemnification agreements require the Registrant to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number		Exhibit Document

4.1	(1)	Fourth Amended and Restated Certificate of Incorporation of Registrant

4.2	(2)	Restated Bylaws of Registrant

4.3	(3)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant

4.4	(4)	Preferred Stock Rights Agreement, dated as of April 4, 2001, between the Registrant and Fleet National Bank

4.5	(5)	2001 Nonstatutory Stock Option Plan

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

23.1		Consent of PricewaterhouseCoopers LLP (Independent Accountants)

23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1		Power of Attorney (contained in the signature page on page II-4 of this Form S-8 Registration Statement and incorporated herein by reference)

(1)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-39128), filed on June 13, 2000.

(2)	Incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-39128), filed on June 13, 2000.

(3)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-31259), for the quarter ended March 31, 2001, filed on May 15, 2001.

(4)	Incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form 8-A (File No. 000-31259), filed on April 17, 2001.

(5)	Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-31259), for the quarter ended September 30, 2001, filed on November 13, 2001.

ITEM 9.	UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on June 7, 2002.

INTEGRATED TELECOM EXPRESS, INC.

By:	/s/ JAMES REGEL James Regel President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Regel and James Williams, jointly and severally, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JAMES REGEL James Regel	President and Chief Executive Officer	June 7, 2002

/s/ JAMES WILLIAMS James Williams	Senior Vice President of Finance and Chief Financial Officer (principal financial and accounting officer)	June 7, 2002

/s/ DANIEL CHEN Daniel Chen	Chairman of the Board of Directors	June 7, 2002

/s/ YOUNG WAY LIU Young Way Liu	Vice Chairman of the Board of Directors	June 7, 2002

/s/ PETER J. COURTURE Peter J. Courture	Secretary and Director	June 7, 2002

/s/ JOHN M. CIOFFI John Cioffi	Director	June 7, 2002

/s/ DAVID LAM David Lam	Director	June 7, 2002

INDEX TO EXHIBITS

Exhibit Number		Exhibit Document

4.1	(1)	Fourth Amended and Restated Certificate of Incorporation of Registrant

4.2	(2)	Restated Bylaws of Registrant

4.3	(3)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant

4.4	(4)	Preferred Stock Rights Agreement, dated as of April 4, 2001, between the Registrant and Fleet National Bank

4.5	(5)	2001 Nonstatutory Stock Option Plan

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

23.1		Consent of PricewaterhouseCoopers LLP (Independent Accountants)

23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1		Power of Attorney (contained in the signature page on page II-4 of this Form S-8 Registration Statement and incorporated herein by reference.

(1)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-39128), filed on June 13, 2000.

(2)	Incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-39128), filed on June 13, 2000.

(3)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-31259), for the quarter ended March 31, 2001, filed on May 15, 2001.

(4)	Incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form 8-A (File No. 000-31259), filed on April 17, 2001.

(5)	Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-31259), for the quarter ended September 30, 2001, filed on November 13, 2001.